      As Filed With the Securities and Exchange Commission on June 3, 1998
                                                          Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       THE COAST DISTRIBUTION SYSTEM, INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                 94-2490990
   (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)              Identification No.)

                  1982 Zanker Road, San Jose, California 95112
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                      1993 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                                Thomas R. McGuire
                             Chief Executive Officer
                      The Coast Distribution System, Inc.
                  1982 Zanker Road, San Jose, California 95112
                     (Name and address of agent for service)
                                 (408) 436-8611
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Ben A. Frydman, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
                      660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
    Title of         Amount To Be     Proposed Maximum       Proposed Maximum         Amount of
   Securities       Registered(1)         Offering          Aggregate Offering     Registration Fee
To Be Registered         (2)               Price                  Price
                                        Per Share(3)
======================================================================================================
 Common Stock,
 par value          250,000 shares         $3.75                $937,500(3)            $276.57
 $.001 per share
======================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1993 Stock Option and Incentive Plan (the "1993 Plan").

(2) As permitted by General Instruction E to Form S-8 under the Securities Act of 1933, this Registration Statement also relates to an aggregate of 250,000 shares of the Registrant's Common Stock previously registered pursuant to Registration Statement on Form S-8 (Registration No. 33-64582), as amended by Post-Effective Amendment No. 1 thereto. The contents of such earlier Registration Statement, as amended, are incorporated herein by this reference.

(3) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the American Stock Exchange for the Common Stock on May 27, 1998, which was $3.75 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

        (a) The Registrant's Annual Report on Form 10-K, filed on March 31,
1998.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in
(a) above.

        (c) The description of the Registrant's Common Stock which is contained in Part II of the Registrant's Quarterly Report on Form 10Q for the quarter ended March 31, 1998, as filed with the Commission under the Exchange Act as of May 14, 1998.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Ben A. Frydman, a member of the Board of Directors, assistant secretary and a shareholder of the Registrant, is a member and shareholder of the law firm of Stradling Yocca Carlson & Rauth, a Professional Corporation, which provided legal services to the Registrant during 1997 and 1996 and issued the opinion of counsel included as Exhibit 5.1 hereto.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

        (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

        (c) The Registrant's Bylaws also give the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

       Number               Description
       ------               ------------

         4.1          The Coast Distribution System, Inc. 1993 Stock
                      Option and Incentive Plan, as amended.

         5.1          Opinion of Stradling Yocca Carlson & Rauth, a
                      Professional Corporation, Counsel to the
                      Registrant.

        23.1          Consent of Stradling Yocca Carlson & Rauth, a
                      Professional Corporation (included in Exhibit
                      5.1).

        23.2          Consent of Grant Thornton LLP.

        24.1          Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 27th day of May, 1998.

                                       THE COAST DISTRIBUTION SYSTEM, INC.


                                       By: /s/ THOMAS R. McGUIRE
                                           --------------------------------
                                           Thomas R. McGuire, Chairman and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of The Coast Distribution System, Inc. do hereby constitute and appoint Thomas R. McGuire and Sandra A. Knell, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                               Title                       Date
              ---------                               -----                       ----

/s/ THOMAS R. McGUIRE                        Chief Executive Officer          May 27, 1998
-------------------------------------        and Chairman (Principal
Thomas R. McGuire                              Executive Officer)

/s/ SANDRA A. KNELL                          Chief Financial Officer and      May 27, 1998
-------------------------------------          Executive Vice President
Sandra A. Knell                                (Principal Financial and
                                             Principal Accounting Officer)


                                                    Director                        , 1998
-------------------------------------
Louis B. Sullivan


/s/ JOHN E. TURCO                                   Director                  May 27, 1998
-------------------------------------
John E. Turco


                                                    Director                        , 1998
-------------------------------------
Brian P. Friedman


/s/ BEN A. FRYDMAN                                  Director                  May 27, 1998
-------------------------------------
Ben A. Frydman


/s/ ROBERT S. THROOP                                Director                  May 27, 1998
-------------------------------------
Robert S. Throop

                                  EXHIBIT INDEX

    Exhibit
    Number                          Description
    -------                         ------------
       4.1    The Coast Distribution System, Inc. 1993 Stock Option and
              Incentive Plan, as amended.

       5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation.

      23.1    Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in Exhibit 5.1).

      23.2    Consent of Grant Thornton LLP.

      24.1    Power of Attorney (included on the signature page).


                                      E-1